SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PRESTON HOLLOW COMMUNITY CAPITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	87-1135422 (I.R.S. Employer Identification Number)
1717 Main Street, Suite 3900 Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-257713

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common stock, $0.01 par value per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Explanatory note

Preston Hollow Community Capital, Inc. is re-filing the Registration Statement on Form 8-A that it filed earlier today to correct clerical errors on the facing page. This filing replaces the prior filing on Form 8-A in its entirety.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Preston Hollow Community Capital, Inc. (the "Registrant") hereby incorporates by reference herein the description of its Class A common stock, par value $0.01 per share (the "Common Stock"), to be registered hereunder set forth under the heading "Description of capital stock" in the Registrant's prospectus forming part of its Registration Statement on Form S-1 (File No. 333-257713), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Class A Common Stock under the caption "Certain provisions of the Maryland general corporation law and our charter and bylaws" in the Registration Statement.

ITEM 2	EXHIBITS.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRESTON HOLLOW COMMUNITY CAPITAL, INC.

Date: July 26, 2021	By:	/s/ Paige Deskin
	Name:	Paige Deskin
	Title:	Chief Financial Officer

[Signature Page to 8-A]